SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




     Date of report (Date of earliest event reported):  February 5, 1998

                        AMBASSADORS INTERNATIONAL, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                        --------------------------------
                 (State or Other Jurisdiction of Incorporation)

             33-93586                                        91-1688605
     ------------------------                           -------------------
     (Commission File Number)                            (I.R.S. Employer
                                                        Identification No.)

               Dwight D. Eisenhower Building, 110 So. Ferrall St.,
                            Spokane, Washington 99202
              ----------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (509) 534-6200
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

     ITEM 2.  Acquisition or Disposition of Assets

     On February 5, 1998, Ambassador Performance Group, Inc. ("APG"), a wholly-owned subsidiary of Ambassadors International, Inc. (the "Company"), acquired certain of the assets (the "Assets") of Rogal America, Co., pursuant to a certain Asset Purchase Agreement dated as of February 5, 1998 by and among APG, the Company, Rogal America, Co., a Massachusetts Business Trust (the "Seller") and Andrew Rogal ("Rogal")(the "Asset Purchase Agreement").

     The purchase price for the Assets was approximately $9,500,000, subject to adjustment, with approximately $6,500,000 of such purchase price paid in cash at the closing and approximately $3,000,000 of such purchase price to be delivered in the form of 140,187 shares of the Company's common stock. The Seller was also granted certain piggyback registration rights with respect to the shares received.

     The Seller was in the business of providing comprehensive, integrated, housing, registration and travel services for major meetings, conventions, expositions and trade shows for business clients (the "Business"). The Assets acquired by the Company include two office leases for premises in Virginia and Massachusetts, computer equipment and Seller's client contracts. The Company intends to continue to use the Assets in connection with the Business.

     If pre-tax net income for the Business exceeds $1,700,000 for the period from January 31, 1998 through December 31, 1998 and the 1999 bookings of the Business (as determined at December 31, 1998) exceed the 1998 bookings, then APG will pay an additional $500,000 to Seller, which amount will be payable, at the option of APG, in cash, shares of stock of the Company or a combination thereof, and, in addition, APG will pay to Seller an amount equal to 10% of that portion of the net income before income taxes which exceeds $1,700,000.

     The purchase price for the Assets was arrived at through arms' length negotiations with the Seller, an unrelated third party. The approximately $6,500,000 of the cash portion of the purchase price came from funds raised in the Company's August 1995 initial public offering of securities.

     Andrew Rogal, the President and holder of more than 99% of the equity securities of Seller, entered into a five year employment agreement to serve as an executive of APG. In addition, the Company agreed that upon the request of Rogal, at any time prior to April 16, 1999, that it would make a loan to Rogal of up to $500,000 at an interest rate of 8% per annum, which loan, plus accrued but unpaid interest thereon, would be secured by the Company's common stock and would be due and payable within one year from the date of the making of such loan.

     ITEM 7.  Financial Statements, Pro Forma Financial Information and
              Exhibits

     (a)  Financial statements of business acquired.

          The financial statements required to be included in this Form 8-K will be filed by amendment to this Form 8-K not later than April 21, 1998.

     (b)  Pro forma financial information

          The pro forma financial information to be included in this report on Form 8-K will be filed by amendment to this Form 8-K not later than 60 days after the filing of this report.

     (c)  Exhibits

          2.6 Asset Purchase Agreement dated as of February 5, 1998 by and among Ambassadors International, Inc., Ambassador
               Performance Group, Inc., Rogal America, Co. and Andrew
               Rogal.

     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


     Dated:  February 12, 1998          AMBASSADORS INTERNATIONAL, INC.
             -----------------


                                        By  /s/ John A. Ueberroth
                                        -----------------------------------
                                        John A. Ueberroth, President